AMENDMENT NO. 8
TO THE
REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIES TRUST

AND
THE HUNTINGTON NATIONAL BANK
DATED AS OF APRIL 30, 2025

AMENDMENT NO. 8
TO
REVOLVING CREDIT AGREEMENT
This AMENDMENT TO THE REVOLVING CREDIT AGREEMENT (“Amendment”) is entered into as of April 30, 2025, by and between MIDAS SERIES TRUST,  a Delaware statutory trust (the “Borrower”), executing this Agreement on behalf of itself, and, if applicable, on behalf and for the benefit of those investment series set forth on Exhibit 1.1 (the “Fund(s)” and each, a “Fund”) and THE HUNTINGTON NATIONAL BANK, a national banking association (the “Bank”).
WHEREAS, the Borrower is an open-end registered investment company under the Investment Company Act of 1940, as amended, and the Funds are investment series of the Borrower; and
WHEREAS, the Borrower and Bank have previously entered into a Revolving Credit Agreement dated as of June 18, 2018, (as said Revolving Credit Agreement may be amended, restated or otherwise modified from time to time, the “Agreement”) pursuant to which the Bank makes Loans to the Borrower, for the benefit of the Funds, and makes available a credit facility for the purposes and on the terms and conditions set forth in the Agreement; and
WHEREAS, effective April 30, 2025, the Borrower changed the name of the Midas Fund to the Midas Discovery and the name of Midas Magic to Midas Special Opportunities.
NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to this Amendment agree as follows:
Section 1 Amendments
(a) Effective as of the date of this Amendment, references to the Midas Fund and Midas Magic in the following Agreements, Exhibits, Schedules, Appendices and Annexes relating to the Agreement are deleted in their entirety and replaced with references to Midas Discovery and Midas Special Opportunities, respectively:
Exhibit 1.1 – Participating Funds
Exhibit 1.2 – Fund Borrowing Limits
Exhibit 1.3 – Specific Terms
Exhibit 2.1 – List of Authorized Representatives
Exhibit 2.2 – Promissory Note
Exhibit 3.7 – Specific Representations of Borrower
Appendix A – Pledge and Security Agreement
Annex 1 to Appendix A – Control Agreement

Appendix B – Authorization Letter
(b) Effective as of the date of this Amendment, the following Exhibit, which is attached hereto, is made part of the Agreement, and replaces that currently in effect:
Exhibit 3.1 – Certificate of Borrower
Section 2 Miscellaneous.
(a) This Amendment supplements and amends the Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.
(b) Each reference to the “Agreement” in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract, or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment.  Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect.  No amendment or modification to this Amendment shall be valid unless made in writing and executed by all parties hereto.
(c) All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
(d) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
(e) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
 IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment by their duly authorized officers as of the date first above written.
SIGNATURES ON FOLLOWING PAGE

MIDAS SERIES TRUST on behalf and for the benefit of those Funds listed on Exhibit 1.1 of the Agreement

By:/s/ Russell L. Kamerman
Name:  Russell L. Kamerman, Esq.
Title:  General Counsel

THE HUNTINGTON NATIONAL BANK

By: /s/ Michael Felix
Name:  Michael Felix
Title: Senior Vice President

EXHIBIT 3.1
TO REVOLVING CREDIT AGREEMENT
BETWEEN
MIDAS SERIESTRUST
AND
THE HUNTINGTON NATIONAL BANK

FORM OF CERTIFICATE OF BORROWER

Date:  April 30, 2025

BEXIL INVESTMENT TRUST

CERTIFICATE OF BORROWER

Re: Midas Series Trust $8,500,000 Financing, consisting of $4,000,000 for Midas Discovery and $4,500,000 for Midas Special Opportunities
From The Huntington National Bank
The undersigned does hereby certify that he is the duly elected, qualified and acting President of MIDAS SERIES TRUST, a Delaware statutory trust (the “Borrower”), and the undersigned does hereby further certify as follows:
1.	Attached hereto, marked Attachment A, is a true and correct copy of the current Declaration of Trust, as in effect on the date hereof certified by the Secretary of the State of Delaware.
2.	Attached hereto, marked Attachment B, is a true and correct copy of the Bylaws of the Borrower, as in effect on the date hereof.
3.
The following persons are the duly elected officers of the Borrower, holding the office set forth opposite their respective names.  Each officer who has executed or will execute any documents in connection with this loan transaction has set forth his or her true and customary signature opposite his name:

Name	Title	Signature
Russell L. Kamerman, Esq.	Secretary, General Counsel, and Chief Compliance Officer
Heidi Keating	Vice President
Donald Klimoski II, Esq.	Assistant Secretary, Assistant General Counsel, and Assistant Chief Compliance Officer
Thomas O’Malley	Treasurer, Chief Financial Officer, and Chief Accounting Officer
Daniel Ross	Investment Analyst
Louis Soulios	Vice President, Finance
Mark C. Winmill	Vice President
Thomas B. Winmill, Esq.	Chairman, President, Chief Executive Officer, and Chief Legal Officer

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4.
Each officer whose personal signature appears above has been duly authorized by resolution of the board of trustees of the Borrower to execute any and all instruments or documents which he may deem necessary or appropriate in connection with this loan transaction.

5.	Attached hereto, marked Attachment C, is a copy of the resolution authorizing the execution and delivery of any documents in connection with this loan transaction.
6.
The Borrower is in good standing in the state of its formation.  Attached hereto, marked Attachment D, is a certificate of good standing issued within the past thirty (30) days by the Secretary of State of Delaware.

7.
Attached hereto, marked Attachment E, is a certificate executed in the name of the Borrower by an officer of the Borrower certifying that the representations and warranties contained in Section 3 of the Revolving Credit Agreement are true and correct in all material respects as of the date hereof and shall remain true and correct for as long as the Revolving Credit Agreement remains in effect.

IN WITNESS WHEREOF, the undersigned hereby certifies the above to be true and has executed this certificate this 30th day of April, 2025.
/s/ Thomas B. Winmill
Thomas B. Winmill, President
The undersigned does hereby certify that he is the Secretary of the Borrower and does further certify that the signatory above is the President of the Borrower, and that his signature set forth above is his true and customary signature.
/s/ Russell L. Kamerman
Russell L. Kamerman, Secretary
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